Exhibit 10.32







                             FORM OF TERM NOTE
                             -----------------

$__________                                                  March __, 1996
                                                         New York, New York

     FOR VALUE RECEIVED, [INTERPOOL, INC, a Delaware corporation], [INTERPOOL LIMITED, a Barbados corporation], [INTERPOOL FINANCE CORP., a Cayman Islands corporation] (the "Borrower"), hereby promises to pay to the order of _______________ (the "Bank"), in lawful money of the United States of America and in immediately available funds, the lesser of (i) the
principal sum of ____________________________ DOLLARS ($          ) or (ii)
the aggregate unpaid principal amount of the Term Loans made to the Borrower by the Bank on the Closing Date pursuant to the Term Loan Agreement (as hereinafter defined). The Borrower hereby promises to pay the principal amount of each Term Loan in accordance with the terms of the Term Loan Agreement. The Borrower hereby agrees to pay interest on the unpaid principal amount of each Term Loan quarterly in arrears on the eleventh day of each January, April, July and October, in like money and funds, commencing in July 1996, at the rate per annum, and computed on the basis, set forth in the Term Loan Agreement and to pay the outstanding unpaid principal amount of each Term Loan, together with any interest due thereon, on April 11, 2001.

     Any amount of principal and, to the extent permitted by law, interest not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said amount is paid in full at a rate per annum to be determined pursuant to Section 3.3 of the Term Term Loan Agreement, and all such interest shall be payable on demand.

     Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Bank, if at all, on the earliest interest payment date or dates on which the receipt thereof would be permissible under such laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

     Payments of both principal and interest on this Term Note are to be made no later than 11:00 a.m. New York City time at the Principal Office of the Agent or such other place as the Agent shall designate to the Borrower in writing.

     This Term Note may be prepaid from time to time in accordance with the terms of the Term Loan Agreement.

     The Bank is hereby authorized by the Borrower to record on the schedule annexed to this Term Note (or on a supplemental schedule thereto) the amount of each Term Loan made by the Bank under the Term Loan Agreement and the amount of each payment or prepayment of principal of the Term Loan received by the Bank, it being understood however that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder or under the Term Loan Agreement in respect of the Term Loans.

     This Term Note is one of the Notes referred to in Section 2.3 of, and is entitled to the benefits and subject to the terms and conditions of, the Term Loan Agreement, dated as of March __, 1996, among the Borrower, the Banks, as lenders, and PNC Bank, National Association, as agent (the "Term Loan Agreement"), and evidences the Term Loans made by the Banks thereunder. This Term Note is entitled to certain security as further described in the Term Loan Agreement. Capitalized terms used in this Term Note and not otherwise defined herein have the respective meanings assigned to them in the Term Loan Agreement.

     Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Term Loan Agreement.

     The Borrower agrees to pay costs of collection and reasonable attorneys' fees and disbursements in case default occurs in the payment of this Term Note.

     The Borrower hereby waives presentment, demand protest, or notice of any kind.










































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



     This Term Note shall be governed by and construed and enforced in accordance with the laws of the State of [New York], without reference to its principles of conflict of laws.

                              [INTERPOOL, INC.]
                              [INTERPOOL, LIMITED]
                              [INTERPOOL FINANCE CORP.]


                              By:______________________________
                                 Name:
                                 Title:

                                                                SCHEDULE TO
                                                                  TERM NOTE


     This Term Note evidences the Term Loans made under the within described Term Loan Agreement made on March 28, 1996, subject to the payments or prepayments of principal set forth below:


         Principal       Principal
         Amount of      Amount Paid       Balance
         Term Loan      or Prepaid      Outstanding       Initials
         ---------     ------------     -----------       --------